As filed with the Securities and Exchange Commission on September 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ERYTECH Pharma S.A.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

60 Avenue Rockefeller

69008 Lyon France

Tel: +33 4 78 74 44 38

(Address and telephone number of registrant’s principal executive offices)

ERYTECH Pharma, Inc.

One Main Street, Suite 1150

Cambridge, Massachusetts 02142

+1 857 706 1585

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc A. Recht Brian F. Leaf Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 +1 617 937 2300	Arnaud Duhamel Guilhem Richard Gide Loyrette Nouel A.A.R.P.I. 15 rue de Laborde 75008 Paris France +33 1 40 75 00 00

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Ordinary shares, €0.10 nominal value per share(2)	(3)	(4)	(4)	—
Warrants	(3)	(4)	(4)	—
Total	(3)		$100,000,000	$12,120(5)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)

These ordinary shares are represented by American Depositary Shares, or ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-201279).

(3)

There are being registered hereunder such indeterminate number of ordinary shares and such indeterminate number of warrants as may be sold by the registrant from time to time at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, with the maximum aggregate offering price not to exceed $100,000,000. Any securities registered by this Registration Statement may be sold separately or in combination with other securities registered hereunder. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of ordinary shares as may be issued upon exercise of warrants. Pursuant to Rule 416 under the Securities Act, the ordinary shares represented by ADSs being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

(5)

On July 16, 2019, the registrant filed a shelf registration statement on Form F-3 (File No. 333-232669) (the “Prior Registration Statement”) to register securities with an aggregate maximum offering price of $100,000,000, and paid a $12,120 registration fee in connection therewith. As of the date of filing of this registration statement, no securities have been sold under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the full amount of the registration fee previously paid in connection with the Prior Registration Statement will continue to be applied to such unsold securities in this registration statement, so no registration fee is required to be paid with this registration statement with respect to those securities because they constitute unsold securities being moved from the Prior Registration Statement to this replacement registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement of ERYTECH Pharma S.A. (the “Registrant”) contains two prospectuses:

•

a base prospectus which covers the offering, issuance and sale by the Registrant of the securities identified above from time to time in one or more offerings, which together shall have an aggregate initial offering price not to exceed $100,000,000; and

•

a sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $30,000,000 (which amount is included in the $100,000,000 aggregate offering price set forth in the base prospectus) of the Registrant’s American Depositary Shares representing ordinary shares that may be issued and sold under the Sales Agreement, dated September 21, 2020, between the Registrant and Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21 , 2020

PROSPECTUS

$100,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Warrants to Purchase Ordinary Shares or American Depositary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of our ordinary shares, including American Depositary Shares, or ADSs, representing ordinary shares, as well as warrants to purchase ordinary shares or ADSs. These securities may be offered individually or in any combination.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.” On September 17, 2020, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $7.47 per ADS. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of our officers and directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, in one or more offerings, with a total aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated in this prospectus, “ERYTECH,” “the company,” “our company,” “we,” “us” and “our” refer to ERYTECH Pharma S.A. and its consolidated subsidiary.

In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage biopharmaceutical company developing innovative therapies for severe forms of cancer and orphan diseases. Leveraging our proprietary ERYCAPS platform, which uses a novel technology to encapsulate therapeutic drug substances inside erythrocytes, or red blood cells, we are developing a pipeline of product candidates for patients with high unmet medical needs. Our lead product candidate eryaspase, which we also refer to as GRASPA, targets the metabolism of cancer cells by depriving the cells of asparagine, an amino acid necessary for their survival and critical in maintaining the cells’ rapid growth rate. We are currently developing eryaspase for the treatment of severe solid tumors, including pancreatic cancer and triple negative breast cancer, or TNBC.

In 2018, we initiated a pivotal Phase 3 clinical trial of eryaspase for the treatment of second-line pancreatic cancer patients. Patient enrollment in this trial, which we refer to as the TRYbeCA-1 trial, began in September 2018 in Europe. The U.S. Food and Drug Administration, or FDA, approved our Investigational New Drug, or IND, application in May 2019, and the TRYbeCA-1 trial opened for patient enrollment in the United States in October 2019. We plan to enroll approximately 500 patients at approximately 100 clinical sites in Europe and the United States (including approximately 20 sites in the United States). To date, we have obtained clinical trial authorizations in the United States and from 11 European countries and we are actively recruiting and open for patient enrollment at more than 70 clinical sites in Europe and in the United States. More than 90% of the approximately 500 patients to be enrolled in the trial have been enrolled and treated. Beginning in early April 2020, we observed a reduction in rate of patient enrollment as a result of the COVID-19 global pandemic. We currently expect to complete the targeted enrollment in the fourth quarter of 2020.

We expect to report interim data from the TRYbeCA-1 trial in the first quarter of 2021. The trial will either continue toward a final analysis, expected in the second half of 2021, or will be stopped for superiority if the primary endpoint is met by demonstrating a significant improvement in overall survival. In the event the primary endpoint is met at the time of the interim analysis, we intend to complete the full analysis of the trial results and proceed toward preparing both a Marketing Authorization Application, or MAA, and a Biologics License Application, or BLA, for eryaspase in Europe and the United States, respectively. In April 2020, the FDA granted Fast Track designation to eryaspase as a potential second-line treatment for patients with metastatic pancreatic cancer. The FDA’s Fast Track program is designed to facilitate the expedited development and review of drug candidates to treat serious or life-threatening conditions for which there is a demonstration of the potential to address an unmet medical need.

We are supporting a proof-of-concept investigator-sponsored Phase 1 clinical trial evaluating the safety of eryaspase in combination with FOLFIRINOX for the treatment of first-line pancreatic cancer patients, as well as in other indications of pancreatic cancer. The Georgetown Lombardi Comprehensive Cancer Center is the sponsor of the trial. We expect to enroll the first patient in this trial by the end of 2020.

We launched a proof-of-concept Phase 2 clinical trial in TNBC in Europe, which we refer to as the TRYbeCA-2 trial, in the fourth quarter of 2018. The trial is enrolling patients in three European countries. The primary endpoint is objective response rate. We expect to report final data from the TRYbeCA-2 trial in 2021.

We are also supporting a Phase 2 clinical trial initiated and sponsored by investigators of the Nordic Society of Pediatric Hematology and Oncology, or NOPHO. This trial is evaluating eryaspase in patients with acute lymphoblastic leukemia, or ALL, who experienced hypersensitivity reactions to pegylated L-asparaginase. We reported preliminary findings in June 2020 and expect final data from the NOPHO trial to be available by the end of 2020.

In addition to the encapsulation of L-asparaginase, we believe that our ERYCAPS platform has broad potential application and can be used to encapsulate a wide range of therapeutic agents for which long-circulating therapeutic activity or rapid and specific targeting is desired. For example, we developed erymethionase, a preclinical product candidate which encapsulates methionine-g-lyase in red blood cells and is designed to target the amino acid metabolism of cancer cells and induce tumor starvation. We intend to continue to work on the development of erymethionase as well as potential other therapeutic strategies based on methionine depletion, depending on financial resources and business strategy.

We have also developed two preclinical programs aimed at maximizing the value creation potential of our ERYCAPS program, which we believe may result in attractive partnering opportunities: enzyme replacement (ERYZYME) and immune modulation (ERYMMUNE). As part of our value creation strategy, in June 2019, we entered into a collaboration with SQZ Biotechnologies, a cell therapy company developing novel treatments in multiple therapeutic areas, to focus on the development of novel red blood cell-based therapeutics for the treatment of immuno-oncology and tolerance induction.

Our Pipeline

Corporate Information

Our legal and commercial name is ERYTECH Pharma S.A. We were incorporated as a société par actions simplifiée, or S.A.S., under the laws of the French Republic on October 26, 2004 and became a société anonyme, or S.A., on September 29, 2005. We are registered at the Register of Commerce and Companies of Lyon (Registre du commerce et des sociétés) under the number 479 560 013. In April 2014, we incorporated our wholly-owned U.S. subsidiary, ERYTECH Pharma, Inc. Our ordinary shares are listed on Euronext Paris under the ticker symbol “ERYP” and our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.”

Our principal executive offices are located at 60 Avenue Rockefeller, 69008 Lyon, France. Our telephone number at our principal executive offices is +33 4 78 74 44 38. Our agent for service of process in the United States is ERYTECH Pharma, Inc. Our website address is www.erytech.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited herein is not part of this prospectus. The U.S. Securities and Exchange Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as ERYTECH, that file electronically with the SEC.

“ERYTECH Pharma,” “ERYCAPS,” “GRASPA,” the ERYTECH logo and other trademarks or service marks of ERYTECH Pharma S.A. appearing in this prospectus are the property of ERYTECH Pharma S.A. or our subsidiary, ERYTECH Pharma, Inc. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their right thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2022 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

We are also a “smaller reporting company” under SEC rules, meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in any combination, with a total aggregate offering price of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2019 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	the development of our lead product candidate, eryaspase, which is also known under the trade name GRASPA in Europe and Israel;

•

our ability to obtain and maintain regulatory approval of eryaspase in the indications for which we plan to develop, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•	the initiation, timing, progress and results of our preclinical studies and clinical trials of eryaspase and any other product candidates we may develop;

•	our ability to successfully develop our ERYCAPS platform and advance our pipeline of product candidates;

•

the size and growth potential of the markets for our product candidates, if approved, and the rate and degree of market acceptance of our product candidates, including reimbursement that may be received from payors;

•	the timing of our regulatory filings for our product candidates, along with regulatory developments in the United States, European Union and other foreign countries;

•	our ability to maintain and enter into and successfully complete collaborations, licensing arrangements or in-license or acquire rights to other products, product candidates or technologies;

•

our reliance on third parties to manufacture and conduct the clinical trials of eryaspase, and any other product candidates we may develop, which could limit our commercialization efforts or delay or limit their future development or regulatory approval;

•	our ability to develop sales, commercialization, marketing and manufacturing capabilities and strategy, including future hiring plans;

•	our ability to produce adequate supplies of our product candidates for preclinical and clinical testing and to fulfill our contractual obligations to third-party distributors;

•	the impact of the COVID-19 pandemic on our business, operations, strategy, goals and anticipated timelines;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to obtain additional funding for our operations;

•	the effects of additional financing activities;

•

our ability to maintain, protect and enhance our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	regulatory developments in the United States, Europe and other foreign countries;

•	our ability to attract and retain qualified employees and key personnel;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	our planned level of capital expenditures and our belief that our existing cash will be sufficient to fund our operating expenses and capital expenditure requirements until September 2021;

•

the uncertainty of economic conditions in certain countries in Europe and Asia, such as those related to the United Kingdom’s withdrawal from the European Union, commonly referred to as “Brexit,” and general economic conditions; and

•	whether or not we are classified as a passive foreign investment company, or PFIC, for current and future periods.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, as shall have a maximum aggregate offering price of up to $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as of June 30, 2020. You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.

As of June 30, 2020
(in thousands)
Cash and cash equivalents	€45,433

Conditional advances	€4,354
Other financial liabilities	38

Total debt	4,392

Equity attributable to shareholders:
Ordinary shares, €0.10 nominal value per share, 17,956,115 shares issued and outstanding	1,796
Premiums related to share capital	108,315
Reserves	(25,368)
Translation reserve	1,328
Net loss for the period	(34,962)

Total shareholders’ equity	51,109

Total capitalization	€55,501

The outstanding share information as of June 30, 2020 excludes:

•

1,575,511 Ordinary shares issuable upon the exercise of founder’s share warrants (BSPCE), share purchase warrants (BSA), free shares and stock options granted but not exercised as of June 30, 2020 at a weighted average exercise price of €10.47 ($11.77) per ordinary share based on the exchange rate in effect as of June 30, 2020 (this weighted average exercise price does not include the 533,575 ordinary shares issuable upon the vesting of outstanding free shares that may be issued for free with no exercise price paid);

•

ordinary shares that may be issued from time to time upon conversion of convertible bonds (OCABSA) issued after June 30, 2020 or upon exercise of share warrants that may be issued with such convertible bonds;

•	900,000 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders as of June 30, 2020; and

•

20,000,000 ordinary shares reserved pursuant to a delegation of authority from our shareholders for share capital increases by us through rights issuances and public or private offerings as of June 30, 2020.

OFFER AND LISTING DETAILS

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in combination, as shall have a maximum aggregate offering price of up to $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

Our ADSs have been listed on the Nasdaq Global Select Market under the symbol “ERYP” since November 10, 2017. Our ordinary shares have been listed on Euronext Paris under the symbol “ERYP” since May 7, 2013. Prior to that date, there was no public trading market for our ADSs or our ordinary shares.

There is currently no public trading market for our warrants.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

ADSs representing our ordinary shares sold, or reserved for issuance upon the exercise of warrants sold, pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

As of December 31, 2019, our outstanding share capital consisted of a total of 17,940,035 ordinary shares, with nominal value €0.10 per share. As of June 30, 2020, our outstanding share capital had increased to 17,956,115 ordinary shares. As of August 31, 2020, our outstanding share capital had increased to 18,301,621 ordinary shares. In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years.

Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founder’s share warrants and share warrants, as approved by our shareholders and granted by our board of directors.

Reconciliation of the Number of Ordinary Shares Outstanding through August 31, 2020

Shares outstanding at December 31, 2017	17,937,559
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants	2,476

Shares outstanding at December 31, 2018	17,940,035
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants	—

Shares outstanding at December 31, 2019	17,940,035
Number of ordinary shares issued in connection with the exercise of founder’s share warrants (BSPCE)	16,080

Shares outstanding at June 30, 2020	17,956,115
Number of ordinary shares issued in connection with the conversion of convertible bonds	345,506

Shares outstanding at August 31, 2020	18,301,621

Shareholder Authorizations Regarding Share Capital

At a combined general meeting of shareholders held on June 26, 2020, our board of directors received the following authorizations from shareholders:

•

delegation of authority to implement a share buyback program within certain agreed-upon financial limits, whereby the Company can buy back up to 5% of the amount of equity capital existing on June 26, 2020;

•	delegation of authority to reduce our share capital by canceling certain treasury shares held by the Company for a period of 26 months from June 26, 2020;

•

delegations of authority to increase our share capital by issuing ordinary shares for the maximum duration permitted under French law (18 to 26 months depending of the delegations) within a maximum aggregate potential dilution of 20,000,000 ordinary shares for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances (except when conducted through rights issues); and

•	delegations of authority to grant warrants (bons de souscription d’actions, or BSAs), free shares (actions gratuites) and/or stock options (options de souscription et/ou d’achat d’actions), to our employees, executive officers and directors and, for the BSAs, to our consultants for the maximum duration permitted under French law (18 to 38 months depending on the delegations) within a maximum aggregate potential dilution of 900,000 ordinary shares to which the BSAs, free shares and stock options issued shall grant, for which delegations our shareholders waived their preferential subscription rights with respect to all such grants.

History of Securities Issuances

From January 1, 2017 through August 31, 2020, the following events have changed the number and classes of our issued and outstanding shares:

•	On April 19, 2017, we issued an aggregate of 3,000,000 ordinary shares in a private placement at a purchase price of €23.50 per share.

•

On November 14, 2017, we issued an aggregate of 6,180,137 ordinary shares in a global offering, including the full exercise of the underwriters’ option to purchase additional shares. The global offering consisted of a U.S. initial public offering of 5,389,021 ADSs, each representing one ordinary share, and a concurrent private placement in Europe and other countries outside of the United States and Canada of 791,116 ordinary shares.

•	In July 2020, we issued an aggregate of 125,728 ordinary shares in connection with the conversion of convertible bonds at a weighted average purchase price of €6.76 per share.

•	In August 2020, we issued an aggregate of 219,778 ordinary shares in connection with the conversion of convertible bonds at a weighted average purchase price of €5.92 per share.

•

From January 1, 2017 through August 31, 2020, founder’s share warrants and share warrants were exercised at a weighted average exercise price of €9.43 per share. Pursuant to these exercises and to the definitive grant of 10,050 free shares during this period, we issued an aggregate of 43,330 ordinary shares.

Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares

The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Corporate Purpose (Article 3 of the Bylaws)

Our corporate purpose in France and abroad includes the research, manufacturing, importation, distribution and marketing of investigational drugs, devices and medical equipment, and the provision of advisory services associated with these activities. We are authorized to engage in all financial, commercial, industrial, civil, property or security-related transactions that directly or indirectly relate to accomplishing the purposes stated above.

Our company may act directly or indirectly and do all these operations in all countries, for or on behalf of third parties, either alone or with partnership with third parties, association, group or creation of new companies, contribution, sponsorship, subscription, purchase of shares or rights, mergers, alliances, undeclared partnership or taking or giving in lease or in management of all property and rights or otherwise.

Directors (Articles 17-22 of the Bylaws)

Duties of the Board. Except for powers given to our shareholders by law and within the limit of the corporate purpose, our board of directors is responsible for all matters relating to the successful operations of our company, including but not limited to, social and environmental issues associated with our company’s activities, and, through its resolutions, governs matters involving the company.

Appointment and Term. Our board of directors must be composed of at least three members, but may not exceed 18 members, subject to the dispensation established by law in the event of merger. In appointing and electing directors, we seek a balanced representation of women and men. The term of a director is 3 years, and directors may be re-elected at our annual ordinary share meetings; however, a director over the age of 75 may not be appointed if such appointment would result in the number of directors over the age of 75 constituting more than one-third of the board. The number of directors who are also our employees cannot exceed one-third of the board. Directors may be natural persons or legal entities except for the chairman of the board who must be a natural person. Legal entities appointed to the board must designate a permanent representative. If a director dies or resigns between annual meetings, the board may appoint a temporary director to fill the vacancy, subject to ratification at the next ordinary general meeting, or, if such vacancy results in a number of directors below three, the board must call an ordinary general meeting to fill the vacancy. If a director is absent at more than four consecutive meetings or placed with guardians, he or she will be deemed to have automatically resigned.

Organization. The board must elect a chairman from among the board members. The chairman must be a natural person, age 75 or younger, and may be removed by the board at any time. The board may also elect a natural person as vice president to preside in the chairman’s absence and may designate up to two non-voting board observers.

Deliberations. At least half of the number of directors in office must be present to constitute a quorum. Decisions are made by a majority of the directors present or represented and, if there is a tie, the vote of the chairman will carry the decision. Meetings may be held as often as required; however, the chairman is required to call a meeting with a determined agenda upon the request of at least one-third of the directors if the board has not met for more than two months. French law and our charter and bylaws allow directors to attend meetings in person or, to the extent permitted by applicable law and with specified exceptions in our bylaws, by videoconference or other telecommunications arrangements. The board of directors can also make decisions by way of written consultation under the conditions provided by law.

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director is Materially Interested. Under French law, any agreement entered into, directly or through an intermediary, between us and any director that is not entered into in the ordinary course of our business and upon standard market terms is subject to the prior authorization of the board of directors. The interested director cannot vote on such decision. The same provision applies to agreements between us and another company, except where such company is our wholly owned subsidiary, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Directors’ Compensation. Director compensation for attendance at board meetings is determined at the annual ordinary general meeting. The general meeting may allocate an annual fixed sum and the board of directors allocates this sum among its members as it sees fit. In addition, the board of directors may allocate exceptional compensation (rémunération exceptionnelle) for missions or mandates entrusted to its members, for example as member or chair of one or more board committees, this remuneration is subject to the provisions regarding related-parties agreements. At our combined general meetings of shareholders held on June 27, 2017, June 28, 2018, June 21, 2019 and June 26, 2020, shareholders set the total annual attendance fees to be distributed among non-employee directors at €280 thousand for 2017 and 2018, €400 thousand for 2019 and €425 thousand for 2020.

Board of Directors’ Borrowing Powers. There are currently no limits imposed on the amounts of loans or borrowings that the board of directors may approve.

Directors’ Share Ownership Requirements. Our directors are not required to own any of our shares.

Rights, Preferences and Restrictions Attaching to Ordinary Shares (Articles 9, 16, 30, 33 and 34 of the Bylaws)

Dividends. We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable Profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.

Legal Reserve. Pursuant to French law, we must allocate 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of the issued and outstanding share capital.

Approval of Dividends. Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders. The amount of our share capital plus the amount of our legal reserves which may not be distributed was equal to €1,795,611.50 at June 26, 2020.

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the bylaws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Pursuant to French legislation, if a dividend is declared we may be required to pay a dividend tax in an amount equal to 3% of the aggregate dividend paid by us. However, the European Court of Justice, or ECJ, has ruled that the 3% dividend tax may not be applied to redistribution of dividends we receive from our subsidiaries established in another Member State of the EU, in that it creates double taxation of profits made within the EU as prohibited by Article 9 of the Parent-Subsidiary directive (ECJ, 1st ch. May 17, 2017, case C-365/16 AFEP).

Distribution of Dividends. Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Shareholders may be granted an option to receive dividends in cash or in shares, in accordance with legal conditions. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting or, failing this, by the board of directors.

Timing of Payment. Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.

Voting Rights. Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our bylaws. Ownership of one share implies, ipso jure, adherence to our bylaws and the decisions of the shareholders’ meeting.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years. Under French law, ordinary bearer shares are not eligible for double voting rights. Purchasers of ADSs or of ordinary shares deposited with the depositary to receive ADSs, will be unlikely to meet the requirements to have double voting rights.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.

Rights to Share in Our Profit. Each share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation. If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.

Repurchase and Redemption of Shares. Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Regulation (EU) No. 596/2014 of April 16, 2014 provides for safe harbor exemptions when the acquisition is made for one of the following purposes:

•

to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•	to meet obligations arising from debt securities that are exchangeable into equity instruments;

•

to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

•

we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the general regulations of, and market practices accepted by the French Financial Markets Authority (AMF).

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under the Market Abuse Regulation 596/2014 of August 16, 2014 (MAR) and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions. Our bylaws do not provide for any sinking fund provisions.

Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages. None, except as described below under the sections of this prospectus titled “Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws)” and “Form, Holding and Transfer of Shares (Articles 13 and 15 of the Bylaws)—Ownership of Shares by Non-French Persons.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founder’s warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings (Section IV of the Bylaws)

Access to, Participation in and Voting Rights at Shareholders’ Meetings. Shareholders’ meetings are composed of all shareholders, regardless of the number of shares they hold. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally; (2) by granting proxy to any individual or legal entity of his choosing; (3) by sending a proxy to the company without indication of the mandate; (4) by voting by correspondence; or (5) at the option of the board of directors at the time the meeting is called, by videoconference or another means of telecommunication, including internet, in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.

Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares under the conditions and time limits provided for applicable laws.

The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices, or BALO (Bulletin des Annonces Légales Obligatoires). This date cannot be earlier than three days prior to the meeting unless otherwise provided in the bylaws. Our bylaws provide that the board of directors has the option to accept the voting ballots by correspondence beyond the limit set by applicable laws.

A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of fifteen days.

A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting form must be recorded by us three days prior to the shareholders’ meeting, in order to be taken into consideration. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

To better understand the voting rights of the ADSs, you should carefully read the section in this prospectus titled “Description of American Depositary Shares—Voting Rights.”

Notice of Annual Shareholders’ Meetings. Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances. Meetings are held at our registered offices or at any other location indicated in the meeting announcement (avis de réunion). A meeting announcement is published in the BALO at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.

Subject to special legal provisions, the convening notice (avis de convocation) is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the convening notice shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the Company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing.

The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our bylaws, or with a voting by correspondence form alone, under the conditions specified in our bylaws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

Agenda and Conduct of Annual Shareholders’ Meetings. The agenda of the shareholders’ meeting shall appear in the convening notice of the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. Pursuant to French law and our current share capital, one or more shareholders representing 5% of our share capital may request the inclusion of items or proposed resolutions on the agenda. Such request must be received at the latest on the 25th day preceding the date of the shareholders’ meeting, and in any event no later than the 20th day following the date of the shareholders’ meeting announcement.

Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, by a Deputy Chairman or by a director elected for this purpose. Failing that, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting. Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our bylaws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast by the shareholders present, or represented by proxy, or voting by mail. Abstentions will have the same effect of a “no” vote. In addition, pursuant to a recent AMF recommendation, French listed companies may be required to conduct a consultation of the ordinary shareholders meeting prior to the disposal of the majority of their assets, under certain circumstances.

Extraordinary Shareholders’ Meeting. Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. Abstentions will have the same effect of a “no” vote.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of Our Company

Provisions contained in our bylaws and French corporate law could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:

•

under French law, the owner of 90% of the share capital or voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the EEA Agreement, including from the main French Stock Exchange, has the right to force out minority shareholders following a tender offer made to all shareholders;

•

under French law, a non-resident of France as well as any French entity controlled by non-residents of France may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. See “Limitations Affecting Shareholders of a French Company;”

•

under French law, certain investments in a French company relating to certain strategic industries, including biotechnologies, by individuals or entities not residents in a Member State of the European Union are subject to prior authorization of the Ministry of Economy. See “Limitations Affecting Shareholders of a French Company;”

•

a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting;

•	a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

•

our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities, such as warrants, to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•

our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•

our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•

our board of directors can be convened by our chairman or our managing director, if any, or, when no board meeting has been held for more than two consecutive months, by directors representing at least one third of the total number of directors;

•

our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

•	our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;

•

approval of at least a majority of the votes cast by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•

advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•	our bylaws can be changed in accordance with applicable laws;

•

the crossing of certain thresholds has to be disclosed and can impose certain obligations; see the section of this prospectus titled “Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws);”

•	transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with the Market Abuse Directive and Regulation dated April 16, 2014; and

•

pursuant to French law, the sections of the bylaws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by two-thirds of the votes of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws)

Set forth below is a summary of certain provisions of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.

Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 223-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of the Company’s capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform the Company as well as the French Financial Market Authority (AMF) of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of the said holding thresholds.

This obligation applies when crossing each of the above-mentioned thresholds in a downward direction.

In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code.

In addition, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following 6 months, including notably whether it intends to continue acquiring shares of the company, it intends to acquire control over the company, its intended strategy for the company.

Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% company’s capital or voting rights, shall file a mandatory public tender offer.

Changes in Share Capital

Increases in Share Capital (Article 10 of the Bylaws). Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash;

•	in consideration for assets contributed in kind;

•	through an exchange offer;

•	by conversion of previously issued debt instruments;

•	by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital. Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Right. According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering. Pursuant to recent legislation that went into effect on October 1, 2016, the preferential subscription rights will be transferable during a period starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares (Articles 13 and 15 of the Bylaws)

Form of Shares. The shares are in registered form, until their full payment. When they are fully paid up, they may be in registered form or bearer, at the option of the shareholders.

Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, or directly from one or several intermediaries listed in Article L. 211-3 of the French Monetary and Financial Code, the information concerning the owners of our shares and securities conferring immediate or long-term voting rights at our general meetings of shareholders as referred to in Article L. 228-2 of the French Commercial Code.

Holding of Shares. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Ownership of Shares by Non-French Persons. Neither French law nor our bylaws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities. However, non-residents of France may have to file an administrative notice with the French authorities in connection with certain direct or indirect investments in us, including through ownership of ADSs. In addition, acquisitions of 10% of the share capital or voting rights of a French resident company or a non-French resident company by a non-French resident or by a French resident, respectively, are subject to statistical reporting requirements to the French National Bank.

Moreover, certain foreign investments in companies incorporated under French laws are subject to the prior authorization from the French Minister of the Economy, where all or part of the target’s business and activity relate to a strategic sector.

The Decree (arrêté) of April 27, 2020 extended the list of sectors subject to prior approval to include biotechnologies now covered under article R. 151-3 III° 1° of the French Monetary and Financial Code, under which investments are defined as (i) the acquisition of control—within the meaning of Article L. 233-3 of the French Commercial Code—of a company that has its registered office in France, (ii) the acquisition of all or part of a line of business of a company that has its registered office in France, or (iii) the acquisition of more than 25% of the shares or voting rights of a company that has its registered office in France.

In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020 has completed the 25% threshold with an additional temporary 10% threshold of the voting rights for the non-European investments in listed companies applicable, at the date of this prospectus, until December 31, 2020.

See ‘‘Limitations Affecting Shareholders of a French Company—Ownership of ADSs or Shares by Non-French Residents.’’

Assignment and Transfer of Shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.

Differences in Corporate Law

We are a société anonyme, or S.A., incorporated under the laws of France. The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

	FRANCE	DELAWARE
Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the bylaws. Since January 1, 2017, the number of directors of each gender may not be less than 40%. Any appointment made in violation of this limit that is not remedied will be null and void.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its bylaws. In addition, under French law, members of a board of directors of a corporation may be legal entities (with the exception of the chairman of the board), and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors as well as the deliberations taken by the board member irregularly appointed.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.

	FRANCE	DELAWARE
Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.
Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
General Meeting	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	A meeting announcement is published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to a meeting and made available on the website of the company at least 21	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder

FRANCE	DELAWARE

day prior to the meeting. Subject to limited exceptions provided by French law, additional convening notice is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the French Journal of Mandatory Statutory Notices (BALO). Further, shareholders holding registered shares for at least a month at the time latest insertions of the notices shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice.

The convening notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Commerce and Companies, the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

	FRANCE	DELAWARE
and conditions in which they can obtain voting forms by mail and, as the case may be, the email address to which they may send written questions.
Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any individual or legal entity of his choosing; or (iii) by sending a proxy to the company without indication of the mandate (in this case, such proxy shall be cast in favor of the resolutions supported by the board of directors), or (iv) by voting by correspondence, or (v) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of fifteen days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.
Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess

	FRANCE	DELAWARE
	subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present at the extraordinary general meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights have not been waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.	preemptive rights to subscribe to additional issuances of the corporation’s stock.
Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

	FRANCE	DELAWARE

“Distributable premium” refers to the contribution paid by the stockholders in addition to the par value of their shares for their subscription that the stockholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the stockholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.

Repurchase of Shares

Under French law, a corporation may acquire its own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) provides for safe harbor exemptions when the acquisition is made for the following purposes:

•  to decrease its share capital with the approval of the shareholders at the extraordinary general meeting;

•  to meet obligations arising from debt securities, that are exchangeable into equity instruments; or

•  with a view to distributing the relevant shares to employees or managers under a profit-sharing, free share or share option plan.

All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	FRANCE	DELAWARE

strict compliance of market manipulation and insider dealing rules.

Under the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) and in accordance with the General Regulations of the French Financial Markets Authority, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of ordinary shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issues share capital.

Liability of Directors and Officers	Under French law, the bylaws may not include any provisions limiting the liability of directors. Civil liability of the directors may be sought for (1) an infringement of laws and regulations applicable to the company, (2) breach of the bylaws and (3) management failure.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock

	FRANCE	DELAWARE
purchases or redemptions; or • any transaction from which the director derives an improper personal benefit.
Voting Rights	French law provides that, unless otherwise provided in the bylaws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. As from April 2016, double voting rights are automatically granted to the shares being registered since more than two years, unless the bylaws are modified in order to provide otherwise.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

•  the approval of the board of directors; and

•  approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the board authority to decide a merger-absorption or to

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

	FRANCE	DELAWARE
determine the terms and conditions of the merger plan).
Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in

	FRANCE	DELAWARE
specified mergers that do not require the vote of the stockholders of the surviving corporation.
Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social). In addition, directors shall take into account social and environmental issues arising out of the company’s activity.	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

	FRANCE	DELAWARE
Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws. However, the board of directors is authorized to (i) modify the bylaws as a result of a decision to move the company’s registered office and (ii) to bring to the bylaws any modification rendered necessary by an amendment to an applicable law or regulation if the board of directors has been prior authorized by the extraordinary shareholders meeting for this purpose, and subject, in both cases, to ratification by the next extraordinary shareholders’ meeting.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal the bylaws of the corporation. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Listing

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.” Our ordinary shares are listed on Euronext Paris under the symbol “ERYP.”

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is The Bank of New York Mellon. Our share register for our ordinary shares is maintained by Société Générale. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees are the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Residents

Neither the French Commercial Code nor our bylaws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of the share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years’ imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity. Moreover, certain foreign investments in companies incorporated under French laws are subject to the prior authorization from the French Minister of the Economy, where all or part of the target’s business and activity relate to a strategic sector, such as energy, transportation, public health and telecommunications.

The Decree (arrêté) of April 27, 2020 extended the list of sectors subject to prior approval to include biotechnologies now covered under article R. 151-3 III° 1° of the French Monetary and Financial Code, under which investments are defined as (i) the acquisition of control—within the meaning of Article L. 233-3 of the French Commercial Code—of a company that has its registered office in France, (ii) the acquisition of all or part of a line of business of a company that has its registered office in France, or (iii) the acquisition of more than 25% of the shares or voting rights of a company that has its registered office in France.

In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020 has completed the 25% threshold with an additional temporary 10% threshold of the voting rights for the non-European investments in listed companies applicable, at the date of this prospectus, until December 31, 2020.

A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.

In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

Our shareholders will have the preferential subscription rights described under “Description of Share Capital—Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the United States (which may be represented by ADSs) will not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares in the United States and ADS holders of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares represented by ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case, ADS holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Other Distributions” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Risk Factors—The right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to the holders of our ADSs” in our most recent Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon acts as the depositary for the American Depositary Shares. The Bank of New York Mellon’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be evidenced by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Société Générale.

You may hold ADSs either (1) directly (a) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having uncertificated ADSs registered in your name in the Direct Registration System, or DRS, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. An amended and restated deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the amended and restated deposit agreement and the ADRs. In the event of any discrepancy between the ADRs and the amended and restated deposit agreement, the amended and restated deposit agreement governs. A copy of the amended and restated deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The following is a summary of the material provisions of the amended and restated deposit agreement. For more complete information, you should read the entire amended and restated deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find More Information.” Unless otherwise indicated or the context otherwise requires, references to “you” in this section refer to purchasers of ADSs in this offering.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the amended and restated deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section of our most recent Annual Report on Form 20-F titled “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS, or ADSs representing those ordinary shares, and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares, or ADSs representing those shares, sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse unexercised. In that case, you will receive no value for them.

The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or governmental charges payable in connection with such surrender or withdrawal, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will, if feasible, deliver the amount of deposited securities represented by the surrendered ADSs for delivery at the depositary’s office or to another address you may specify. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How can ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

If the depositary timely receives voting instructions for you, it will endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited ordinary shares represented by those ADSs in accordance with such voting instructions set forth in your request. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we timely asked the depositary to solicit your instructions but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that (1) we wish to receive a proxy, (2) as of the instruction cutoff date we reasonably do not know of any substantial shareholder opposition to the particular question, and (3) the particular question would not be materially adverse to the interests of our shareholders, then the depositary will consider you to have authorized and directed it to give a proxy to a person designated by us to vote the number of deposited securities represented by your ADSs in favor of that question, but only if the question was endorsed by our board of directors.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date except where under French law the notice period for such meeting is less than 30 days.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the amended and restated deposit agreement, the holders of ADSs will be required to pay the following fees:

Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issue of ADSs, including issues resulting from a distribution of ordinary shares or rights

•  Cancellation of ADSs for the purpose of withdrawal, including if the amended and restated deposit agreement terminates

$0.05 (or less) per ADS	• Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issue of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you
$0.05 (or less) per ADS per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Cable (including SWIFT) and facsimile transmissions as expressly provided in the amended and restated deposit agreement • Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges payable by the depositary, custodian or their agents in connection with the servicing of deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the amended and restated deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the amended and restated deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the amended and restated deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to holders of ADSs, subject to the depositary’s obligations under the amended and restated deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes. Your obligation to pay taxes and indemnify us and the depository against any tax claims will survive the transfer or surrender of your ADSs, the withdrawal of the deposited ordinary shares as well as the termination of the amended and restated deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities.
• Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
• Distribute securities on the ordinary shares that are not distributed to you

The depositary may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.

If we:	Then:
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing ADSs or, if necessary, replacement ADSs distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all ADS holders.

Amendment and Termination

How may the amended and restated deposit agreement be amended?

We may agree with the depositary to amend the amended and restated deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges, registration fees, facsimile costs, delivery costs or other such expenses, or that would otherwise prejudice a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the amended and restated deposit agreement as further amended.

How may the amended and restated deposit agreement be terminated?

The depositary will terminate the amended and restated deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the amended and restated deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 60 days. In such case, the depositary must notify you at least 90 days before termination. In addition, the depositary may initiate termination of the amended and restated deposit agreement if (i) we delist our shares from an exchange on which they were listed and do not list the shares on another exchange; (ii) we appear to be insolvent or enter insolvency proceedings; (iii) all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities; (iv) there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or (v) there has been a replacement of deposited securities.

After termination, the depositary and its agents will do the following under the amended and restated deposit agreement but nothing else: collect dividends and other distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the amended and restated deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the amended and restated deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

The amended and restated deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary to ADS holders. We and the depositary:

•	are only obligated to take the actions specifically set forth in the amended and restated deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the amended and restated deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the amended and restated deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the amended and restated deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the amended and restated deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the amended and restated deposit agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the amended and restated deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder waives the right to a jury trial in an action against us or the depositary arising out of or relating to the amended and restated deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of any tax or other governmental charges and any stock transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the amended and restated deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•

when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the amended and restated deposit agreement.

Direct Registration System

In the amended and restated deposit agreement, all parties to the amended and restated deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the amended and restated deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the amended and restated deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the amended and restated deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Each holder of ADSs will be required to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.

The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:

•	the designation and aggregate number of warrants offered;

•	the price at which the warrants will be offered;

•	the currency or currency unit in which the warrants are denominated;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

•	the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

•	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares in the form of the ADSs, and certain other matters governed by French law will be passed on for us by Gide Loyrette Nouel A.A.R.P.I. Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ERYTECH Pharma S.A. as of and for the years ended December 31, 2019, 2018 and 2017 appearing in our Annual Report on Form 20-F for the year ended December 31, 2019, have been audited by KPMG S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. KPMG S.A.’s report dated March 17, 2020 refers to the change in Erytech Pharma S.A.’s method of accounting for leases on January 1, 2019, due to the adoption of IFRS 16 “Leases.”

The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of France. Half of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.erytech.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 18, 2020;

•

our Report on Form 6-K furnished to the SEC on June 9, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on June 25, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on June 26, 2020, including exhibit 99.1 thereto; and our Report on Form 6-K furnished to the SEC on September 21, 2020, including exhibit 99.1 thereto; and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on November 7, 2017, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

ERYTECH Pharma S.A.

60 Avenue Rockefeller

69008 Lyon France

+33 4 78 74 4438

You may also access these documents on our website, www.erytech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)	These fees were paid at the time of filing of the Prior Registration Statement. No further registration or filing fees are due upon the filing of this registration statement.
(2)	These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

$100,000,000

American Depositary Shares representing Ordinary Shares

Warrants to Purchase Ordinary Shares or American Depositary Shares

PROSPECTUS

                    , 2020

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2020

PROSPECTUS

Up to $30,000,000

American Depositary Shares representing Ordinary Shares

We have entered into a sales agreement, or the sales agreement, with Cowen and Company LLC, or Cowen, relating to the sale of American Depositary Shares, or ADSs, representing ordinary shares. In accordance with the terms of the sales agreement, we may offer and sell up to $30,000,000 of our ADSs, from time to time through Cowen acting as sales agent.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.” On September 17, 2020, the last reported sale price of our ADSs was $7.47 per ADS.

Sales of our securities, if any, under this prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market LLC, on mutually agreed terms between Cowen and us. There are no minimum sale requirements, and there is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation payable to Cowen for sales of securities sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any ADSs sold under the sales agreement. See “Plan of Distribution” for additional information regarding compensation to be paid to Cowen. In connection with the sale of the ADSs on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Under the authority granted by our shareholders to conduct the offering, the ADSs that we are offering may only be purchased initially by (i) natural or legal entities, governed by French or foreign law, that invest on a regular basis in the pharmaceutical, biotechnological or medical technology sectors and (ii) companies, institutions or entities, whatever their form, governed by French or foreign law, that carry out a significant part of their activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technology or in research in these sectors.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

The date of this prospectus is                     , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell ADSs representing our ordinary shares having an aggregate offering price of up to $30.0 million under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus and the documents incorporated into this prospectus by reference include important information about us, the securities being offered and other information you should know before investing in our securities. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, all references in this prospectus to “ERYTECH,” “the company,” “our company,” “we,” “us” and “our” refer to ERYTECH Pharma S.A. and its consolidated subsidiary.

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We present our consolidated financial statements in euros and in accordance with IFRS. None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

Unless otherwise specified, all monetary amounts are in euros. All references in this prospectus to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros,” mean euros, unless otherwise noted. Throughout this prospectus, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus and the documents incorporated by reference herein, including our historical financial statements and the notes thereto, which are incorporated herein by reference. You should read section titled “Risk Factors” beginning on page S-6 of this prospectus and Item 3D. “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, for more information about important risks that you should consider before making a decision to invest in our securities.

Company Overview

We are a clinical-stage biopharmaceutical company developing innovative therapies for severe forms of cancer and orphan diseases. Leveraging our proprietary ERYCAPS platform, which uses a novel technology to encapsulate therapeutic drug substances inside erythrocytes, or red blood cells, we are developing a pipeline of product candidates for patients with high unmet medical needs. Our lead product candidate eryaspase, which we also refer to as GRASPA, targets the metabolism of cancer cells by depriving the cells of asparagine, an amino acid necessary for their survival and critical in maintaining the cells’ rapid growth rate. We are currently developing eryaspase for the treatment of severe solid tumors, including pancreatic cancer and triple negative breast cancer, or TNBC.

In 2018, we initiated a pivotal Phase 3 clinical trial of eryaspase for the treatment of second-line pancreatic cancer patients. Patient enrollment in this trial, which we refer to as the TRYbeCA-1 trial, began in September 2018 in Europe. The U.S. Food and Drug Administration, or FDA, approved our Investigational New Drug, or IND, application in May 2019, and the TRYbeCA-1 trial opened for patient enrollment in the United States in October 2019. We plan to enroll approximately 500 patients at approximately 100 clinical sites in Europe and the United States (including approximately 20 sites in the United States). To date, we have obtained clinical trial authorizations in the United States and from 11 European countries and we are actively recruiting and open for patient enrollment at more than 70 clinical sites in Europe and in the United States. More than 90% of the approximately 500 patients to be enrolled in the trial have been enrolled and treated. Beginning in early April 2020, we observed a reduction in rate of patient enrollment as a result of the COVID-19 global pandemic. We currently expect to complete the targeted enrollment in the fourth quarter of 2020.

We expect to report interim data from the TRYbeCA-1 trial in the first quarter of 2021. The trial will either continue toward a final analysis, expected in the second half of 2021, or will be stopped for superiority if the primary endpoint is met by demonstrating a significant improvement in overall survival. In the event the primary endpoint is met at the time of the interim analysis, we intend to complete the full analysis of the trial results and proceed toward preparing both a Marketing Authorization Application, or MAA, and a Biologics License Application, or BLA, for eryaspase in Europe and the United States, respectively. In April 2020, the FDA granted Fast Track designation to eryaspase as a potential second-line treatment for patients with metastatic pancreatic cancer. The FDA’s Fast Track program is designed to facilitate the expedited development and review of drug candidates to treat serious or life-threatening conditions for which there is a demonstration of the potential to address an unmet medical need.

We are supporting a proof-of-concept investigator-sponsored Phase 1 clinical trial evaluating the safety of eryaspase in combination with FOLFIRINOX for the treatment of first-line pancreatic cancer patients, as well as in other indications of pancreatic cancer. The Georgetown Lombardi Comprehensive Cancer Center is the sponsor of the trial. We expect to enroll the first patient in this trial by the end of 2020.

We launched a proof-of-concept Phase 2 clinical trial in TNBC in Europe, which we refer to as the TRYbeCA-2 trial, in the fourth quarter of 2018. The trial is enrolling patients in three European countries. The primary endpoint is objective response rate. We expect to report final data from the TRYbeCA-2 trial in 2021.

We are also supporting a Phase 2 clinical trial initiated and sponsored by investigators of the Nordic Society of Pediatric Hematology and Oncology, or NOPHO. This trial is evaluating eryaspase in patients with acute lymphoblastic leukemia, or ALL, who experienced hypersensitivity reactions to pegylated L-asparaginase. We reported preliminary findings in June 2020 and expect final data from the NOPHO trial to be available by the end of 2020.

In addition to the encapsulation of L-asparaginase, we believe that our ERYCAPS platform has broad potential application and can be used to encapsulate a wide range of therapeutic agents for which long-circulating therapeutic activity or rapid and specific targeting is desired. For example, we developed erymethionase, a preclinical product candidate which encapsulates methionine-g-lyase in red blood cells and is designed to target the amino acid metabolism of cancer cells and induce tumor starvation. We intend to continue to work on the development of erymethionase as well as potential other therapeutic strategies based on methionine depletion, depending on financial resources and business strategy.

We have also developed two preclinical programs aimed at maximizing the value creation potential of our ERYCAPS program, which we believe may result in attractive partnering opportunities: enzyme replacement (ERYZYME) and immune modulation (ERYMMUNE). As part of our value creation strategy, in June 2019, we entered into a collaboration with SQZ Biotechnologies, a cell therapy company developing novel treatments in multiple therapeutic areas, to focus on the development of novel red blood cell-based therapeutics for the treatment of immuno-oncology and tolerance induction.

Our Pipeline

Corporate Information

Our legal and commercial name is ERYTECH Pharma S.A. We were incorporated as a société par actions simplifiée, or S.A.S., under the laws of the French Republic on October 26, 2004 and became a société anonyme, or S.A., on September 29, 2005. We are registered at the Register of Commerce and Companies of Lyon (Registre du commerce et des sociétés) under the number 479 560 013. In April 2014, we incorporated our wholly-owned U.S. subsidiary, ERYTECH Pharma, Inc. Our ordinary shares are listed on Euronext Paris under the ticker symbol “ERYP” and our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.”

Our principal executive offices are located at 60 Avenue Rockefeller, 69008 Lyon, France. Our telephone number at our principal executive offices is +33 4 78 74 44 38. Our agent for service of process in the United

States is ERYTECH Pharma, Inc. Our website address is www.erytech.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited herein is not part of this prospectus. The U.S. Securities and Exchange Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as ERYTECH, that file electronically with the SEC.

“ERYTECH Pharma,” “ERYCAPS,” “GRASPA,” the ERYTECH logo and other trademarks or service marks of ERYTECH Pharma S.A. appearing in this prospectus are the property of ERYTECH Pharma S.A. or our subsidiary, ERYTECH Pharma, Inc. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their right thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2022 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

We are also a “smaller reporting company” under SEC rules, meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING

Securities offered by us	ADSs representing our ordinary shares, having an aggregate offering price of up to $30,000,000 and representing, together with all the other shares which have been admitted to trading on Euronext Paris, on a 12-month rolling basis less than 20% of the total number of the Company’s securities admitted to trading on Euronext Paris.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-27 of this prospectus.

Purchaser restrictions	Under the authority granted by our shareholders, the ADSs may only be purchased initially by (i) natural or legal entities, governed by French or foreign law, that invest on a regular basis in the pharmaceutical, biotechnological or medical technology sectors and (ii) companies, institutions or entities, whatever their form, governed by French or foreign law, that carry out a significant part of their activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technology or in research in these sectors. In order to purchase ADSs in the offering, you will be required to execute and provide to Cowen an investor letter representing that you satisfy the foregoing investor criteria.

The ADSs	Each ADS represents one ordinary share, nominal value €0.10 per share. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs.

Depositary	The Bank of New York Mellon

Use of proceeds	We currently intend to use the net proceeds from this offering primarily to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. See “Use of Proceeds” on page S-14 of this prospectus.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-6 of this prospectus, and in documents incorporated by reference into this prospectus.

Nasdaq Global Select Market symbol	“ERYP”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

You may experience immediate and substantial dilution in the net tangible book value per ADS of your investment.

The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. After giving effect to the sale of ADSs in the aggregate amount of $30.0 million at an assumed offering price of $7.47 per ADS, the last reported sale price of our ADSs on September 17, 2020 on the Nasdaq Global Select Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2020 would have been $85.3 million, or $3.88 per ADS. You will experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding warrants or options to purchase ordinary shares, or if we otherwise issue additional ordinary shares or ADSs below the offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the securities offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these securities will vary and these variations may be significant. Purchasers of the securities we sell, as well as our existing shareholders, will experience significant dilution if we sell the securities at prices significantly below the price at which they invested.

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in a way with which our shareholders and ADS holders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

You may not be able to exercise your right to vote the ordinary shares underlying your ADSs.

Holders of ADSs may exercise voting rights with respect to the ordinary shares represented by the ADSs only in accordance with the provisions of the amended and restated deposit agreement. The amended and restated deposit agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon timely receipt of notice from us, if we so request, the depositary shall distribute to the holders as of the record date (1) the notice of the meeting or solicitation of consent or proxy sent by us and (2) a statement as to the manner in which instructions may be given by the holders.

Purchasers of ADSs in the offering may instruct the depositary of their ADSs to vote the ordinary shares underlying their ADSs. Otherwise, purchasers of ADSs in the offering will not be able to exercise voting rights unless they withdraw the ordinary shares underlying the ADSs they hold. However, a holder of ADSs may not know about the meeting far enough in advance to withdraw those ordinary shares. If we ask for a holder of ADSs’ instructions, the depositary, upon timely notice from us, will notify him or her of the upcoming vote and arrange to deliver our voting materials to him or her. We cannot guarantee to any holder of ADSs that he or she will receive the voting materials in time to ensure that he or she can instruct the depositary to vote his or her ordinary shares or to withdraw his or her ordinary shares so that he or she can vote them. If the depositary does not receive timely voting instructions from a holder of ADSs, it may give a proxy to a person designated by us to vote the ordinary shares underlying his or her ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that a holder of ADSs may not be able to exercise his or her right to vote, and there may be nothing he or she can do if the ordinary shares underlying his or her ADSs are not voted as he or she requested.

Purchasers of ADSs in the offering may not be directly holding our ordinary shares.

A holder of ADSs will not be treated as one of our shareholders and will not have direct shareholder rights. French law governs our shareholder rights. The depositary will be the holder of the ordinary shares underlying ADSs held by purchasers of ADSs in the offering. Purchasers of ADSs in the offering will have ADS holder rights. The amended and restated deposit agreement among us, the depositary and purchasers of ADSs in the offering, as an ADS holder, and all other persons directly and indirectly holding ADSs, sets out ADS holder rights, as well as the rights and obligations of the depositary.

The right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to the holdings of purchasers of ADSs in the offering.

According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights for these securities on a pro rata basis unless they waive those rights at an extraordinary meeting of our shareholders (by a two-thirds majority vote) or individually by each shareholder. However, our ADS holders in the United States will not be entitled to exercise or sell such rights unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the amended and restated deposit agreement provides that the depositary will not make rights available to purchasers of ADSs in the offering unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. Further, if we offer holders of our ordinary shares the option to receive dividends in either cash or shares, under the amended and restated deposit agreement the depositary may require satisfactory assurances from us that extending the offer to holders of ADSs does not require registration of any securities under the Securities Act before making the option available to holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings or to elect to receive dividends in shares and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case you will receive no value for these rights.

Purchasers of ADSs in the offering may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.

ADSs, which may be evidenced by ADRs, are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the amended and restated deposit agreement, or for any other reason subject to a holder of ADSs’ right to cancel his or her ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, a holder of ADSs may not be able to cancel his or her ADSs and withdraw the underlying ordinary shares when he or she owes money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities. See the section of this prospectus titled “Description of American Depositary Shares.”

U.S. holders of ADSs may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Based on the composition of our gross income, assets, activities and market capitalization in 2019, the nature of our business and due to fluctuations in our stock price, we believe that we were characterized as a passive foreign investment company, or PFIC, for our taxable year ended December 31, 2019. Based on the expected nature and composition of our gross income, assets, activities and market capitalization for our taxable year ending December 31, 2020, we may be characterized as a PFIC for the taxable year ending December 31, 2020. Because the calculation of the value of our assets may be based in part on the value of our ADSs, the value of which may fluctuate considerably, our PFIC status is difficult to predict. There can be no assurance that we will not be considered a PFIC for the current year or any future taxable year. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year. Our status as a PFIC will depend on the composition of our income (including whether we receive certain non-refundable grants or subsidies and whether such amounts and reimbursements of certain refundable research tax credits will constitute gross income for purposes of the PFIC income test) and the composition and value of our assets, which may be determined in large part by reference to the market value of the ADSs and our ordinary shares, which may be volatile, from time to time. Our status may also depend, in part, on how quickly we utilize the cash proceeds from this offering in our business. Our U.S. counsel expresses no opinion regarding our conclusions or our expectations regarding our PFIC status.

Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we will be characterized as a PFIC for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. If we are characterized as a PFIC, U.S. holders of the ADSs may suffer adverse tax consequences, including having gains realized on the sale of the ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on the ADSs by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of sales of the ADSs. See “Material United States Federal Income and French Tax Considerations—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations.”

If a United States person is treated as owning at least 10% of our ordinary shares, such United States person may be subject to adverse U.S. federal income tax consequences.

If a U.S. holder (as defined below under “Material United States Federal Income and French Tax Considerations”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such U.S. holder will be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). Because our group includes at least one U.S. subsidiary (ERYTECH Pharma, Inc.), if we were to form or acquire any non-U.S. subsidiaries in the future, they will be treated as controlled foreign corporations. A United States shareholder of a controlled foreign corporation will be required to annually report and include in its U.S. taxable income its pro rata share of “subpart F income” and investments in U.S. property by the controlled foreign corporations and its “global intangible low-taxed income,” regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally will not be allowed certain tax deductions or foreign tax credits that are available to a United States shareholder that is a domestic corporation. We cannot provide any assurance that we will furnish to any United States shareholder the information required to comply with the reporting and tax-paying obligations discussed above. Failure to comply with such reporting obligations may subject a U.S. holder that is a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our ADSs.

Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.

Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, including those related to the Organization for Economic Co-Operation and Development’s Base Erosion and Profit Shifting Project, the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect our financial position and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden and cost of tax compliance.

Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.

A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

Changes in European regulations may limit our ability to attract and obtain additional financing sources outside France.

As a result of the implementation of Regulation (EU) 2019/452 of the European Parliament and of the Council of March 19, 2019 establishing a framework for the screening of foreign direct investments into the European Union, the list of sectors of activity, which are the subject of a control by the French authorities, has been extended to cover foreign investments in additional economic sectors. Prior authorization of the Minister of Economy is required for investments in: (i) businesses participating, even occasionally, under the exercise of French official authority, (ii) businesses that would be liable to negatively impact public order, public security or the national defense interest, as well as (iii) business focused on research and development activities relating to critical technologies.

A foreign direct investment will be subject to authorization where there is an (i) acquisition of control, under article L.233-3 of the French Commercial Code, of an entity subject to French law, (ii) where a party acquires all or part of a branch of an entity subject to French law, (iii) or where a party crosses directly or indirectly, and acting alone or in concert, the 25% voting rights threshold of an entity subject to French law.

The French government has adapted the foreign investment control procedure in France within the context of the ongoing COVID-19 pandemic in two ways: (i) the inclusion, by a ministerial order of April 27, 2020, of biotechnologies in the list of critical technologies and (ii) the addition, by a decree of July 22, 2020, of the threshold of 10% of voting rights of a company subject to French law whose securities are listed on a stock exchange as triggering the control procedure.

The Decree of July 22, 2020 currently provides that this new 10% threshold will be effective until December 31, 2020 and a rapid review procedure for foreign investments exceeding this threshold.

If an investment in the company subject to prior authorization is realized without this authorization having been granted, the Minister will be able to order the investor, subject to a fine for non-performance, to: (i) file an authorization application, (ii) restore the previous situation, or (iii) amend the investment and, if he considers that the conditions for the authorization have not been met, the Minister may also revoke the authorization or order the investor, subject to a fine for non-performance, to comply with the authorization. In both cases, he may also take protective measures.

Furthermore, an investor who has carried out a transaction without prior authorization or has not complied with the orders or measures set by the French Minister of Economy will be liable to a fine of up to the greater of the following amounts: (i) double the amount of the irregular investment, (ii) 10% of the turnover (excluding taxes) of the company, (iii) five million euros for legal entities, and (iv) one million euros for individuals.

Inclusion of biotechnologies in the list of critical technologies subject to foreign investment control procedure is a risk for the Company in that it constitutes a potential disincentive for foreign investors and could therefore limit access to foreign sources of funding. These recent changes apply from the date of their entry into force and therefore do not an impact on investments exceeding the 10% voting rights threshold realized by foreign investors before the date of July 22, 2020.

We have entered into a note and warrant consisting of tranches of convertible bonds with warrants attached (OCABSA) and may encounter adverse effects as a result thereof.

On June 24, 2020, we signed an agreement with the Luxembourg-based European High Growth Opportunities Securitization Fund represented by its asset manager, European High Growth Opportunities Manco SA for the issuance of convertible notes whereby the investor committed to subscribe up to a maximum of €60 million in the event of conversion of all the notes, subject to the regulatory limit of 20% dilution, currently representing approximately €48 million, including the two tranches issued in July and August 2020, unless further authorized. The notes come with share warrants representing 10% of the nominal amount of the issued notes whose exercise price will reflect a 20% premium over the lowest volume-weighted average daily price of the share over the reference period preceding the issue of the first tranche.

By using this financing program, we may encounter the following adverse effects:

•	The rapid and frequent sale of the new shares resulting from the conversion of the convertible notes and the exercise of the share warrants by the investor may adversely impact our share price;

•	The total amount of issuances of convertible notes and share warrants may depend on certain regulatory approvals making the financing amount uncertain;

•

As our share price has an impact on the number of shares issued upon the conversion of the convertible notes and the exercise of the share warrants, the number of shares issued upon the conversion of the convertible notes and the exercise of the share warrants is uncertain and may significantly fluctuate during the lifetime of the financing program; and

•	Conversion into ordinary shares of all or part of the convertible notes and the exercise of all or part of the share warrants could have a potentially significant dilutive effect for our shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

•	the development of our lead product candidate, eryaspase, which is also known under the trade name GRASPA in Europe and Israel,

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our ability to obtain and maintain regulatory approval of eryaspase in the indications for which we plan to develop, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•	the initiation, timing, progress and results of our preclinical studies and clinical trials of eryaspase and any other product candidates we may develop;

•	our ability to successfully develop our ERYCAPS platform and advance our pipeline of product candidates;

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the size and growth potential of the markets for our product candidates, if approved, and the rate and degree of market acceptance of our product candidates, including reimbursement that may be received from payors;

•	the timing of our regulatory filings for our product candidates, along with regulatory developments in the United States, European Union and other foreign countries;

•	our ability to maintain and enter into and successfully complete collaborations, licensing arrangements or in-license or acquire rights to other products, product candidates or technologies;

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our reliance on third parties to manufacture and conduct the clinical trials of eryaspase, and any other product candidates we may develop, which could limit our commercialization efforts or delay or limit their future development or regulatory approval;

•	our ability to develop sales, commercialization, marketing and manufacturing capabilities and strategy, including future hiring plans;

•	our ability to produce adequate supplies of our product candidates for preclinical and clinical testing and to fulfill our contractual obligations to third-party distributors;

•	the impact of the COVID-19 pandemic on our business, operations, strategy, goals and anticipated timelines;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to obtain additional funding for our operations;

•	the effects of additional financing activities;

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our ability to maintain, protect and enhance our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	regulatory developments in the United States, Europe and other foreign countries;

•	our ability to attract and retain qualified employees and key personnel;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	our planned level of capital expenditures and our belief that our existing cash will be sufficient to fund our operating expenses and capital expenditure requirements until September 2021;

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the uncertainty of economic conditions in certain countries in Europe and Asia, such as those related to the United Kingdom’s withdrawal from the European Union, commonly referred to as “Brexit,” and general economic conditions; and

•	whether or not we are classified as a passive foreign investment company, or PFIC, for current and future periods.

You should refer to the “Risk Factors” section contained in this prospectus and any related free writing prospectus, and in the documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We may issue and sell our ADSs representing our ordinary shares, having aggregate sales proceeds of up to $30.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cowen as a source of financing.

We currently intend to use the net proceeds from this offering primarily to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government.

DILUTION

Our net tangible book value as of June 30, 2020 was €50.4 million ($56.7 million, with this and all other convenience translations presented in this section, “Dilution,” based on the noon buying rate of the Federal Reserve Bank of New York in effect as of June 30, 2020, of €1.00 = $1.1237), or €2.81 per ordinary share (equivalent to $3.16 per ADS). Net tangible book value per ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) 17,956,115 ordinary shares outstanding as of June 30, 2020.

After giving effect to the sale of our ADSs in the aggregate amount of $30.0 million at an assumed offering price of $7.47 per ADS, the last reported sale price of our ADSs on the Nasdaq Global Select Market on September 17, 2020, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been €75.9 million, or €3.45 per ordinary share, equivalent to $3.88 per ordinary share and per ADS. This represents an immediate increase in net tangible book value of $0.72 per ordinary share and ADS to existing shareholders and an immediate decrease in net tangible book value of $3.59 per ordinary share and ADSs to investors purchasing in this offering.

The following table illustrates this calculation on a per ADS basis. The information is illustrative only and will adjust based on the actual prices at which ADSs are sold, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus.

Assumed public offering price per ADS		$7.47
Net tangible book value per ADS as of June 30, 2020	$3.16
Increase in net tangible book value per ADS attributable to this offering	$0.72

As adjusted net tangible book value per ADS as of June 30, 2020, after giving effect to this offering		$3.88

Decrease in net tangible book value per ADSs to investors purchasing in this offering		$3.59

The number of ordinary shares (including ordinary shares in the form of ADSs) outstanding as of June 30, 2020 was 17,956,115, which excludes:

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1,575,511 ordinary shares issuable upon the exercise of founder’s share warrants (BSPCE), share purchase warrants (BSA), free shares and stock options granted but not exercised as of June 30, 2020 at a weighted average exercise price of €10.47 ($11.77) per ordinary share (this weighted average exercise price does not include the 533,575 ordinary shares issuable upon the vesting of outstanding free shares that may be issued for free with no exercise price paid);

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ordinary shares that may be issued from time to time upon conversion of convertible bonds (OCABSA) issued after June 30, 2020 or upon exercise of shares warrants that may be issued with such convertible bonds;

•	900,000 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders as of June 30, 2020; and

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20,000,000 ordinary shares reserved pursuant to a delegation of authority from our shareholders for share capital increases by us through rights issuances and public or private offerings as of June 30, 2020.

The ADSs subject to the sales agreement with Cowen will be sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $7.47 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $30.0 million during the term of the sales agreement with Cowen are sold at that price, would increase our as adjusted net tangible book value per ADS after the offering to $3.97 per ADS, which would represent a decrease in net tangible book value per ADS to new investors in this offering of $4.50 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $7.47 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $30.0 million during the term of the sales agreement with Cowen are sold at that price, would decrease our as adjusted net tangible book value per ADS after the offering to $3.77 per ADS, which would represent a decrease in net tangible book value per ADS to new investors in this offering of $2.70 per ADS, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

MATERIAL UNITED STATES FEDERAL INCOME AND FRENCH TAX CONSIDERATIONS

The following describes material U.S. federal income tax and French tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. holder (as defined below). This summary does not address all U.S. federal income tax and French tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of ADSs that may be subject to special tax rules including, without limitation, the following:

•	banks, financial institutions or insurance companies;

•	brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

•	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	persons that hold the ADSs as part of a “hedging,” “integrated,” “wash sale” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	S corporations;

•	persons acquiring ADSs in connection with a trade or business conducted outside of the United States, including a permanent establishment in France;

•	persons subject to Section 451(b) of the Code;

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holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our ADSs and shares or, in the case of the discussion of French tax consequences, 5% or more of the voting stock or our share capital; and

•	holders that have a “functional currency” other than the U.S. dollar.

For the purposes of this description, a “U.S. holder” is a beneficial owner of ADSs that is (or is treated as), for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or if such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of acquiring, owning and disposing of the ADSs in its particular circumstances.

The discussion in this section is based in part upon the representations of the depositary and the assumption that each obligation in the amended and restated deposit agreement and any related agreement will be performed in accordance with its terms.

Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws, French tax laws and other non-U.S. tax laws.

Material French Tax Considerations

The following describes the material French income tax consequences to U.S. holders of purchasing, owning and disposing of our ADSs and, unless otherwise noted, this discussion is the opinion of Gide Loyrette Nouel A.A.R.P.I, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

The description of the French income tax and wealth tax consequences set forth below is based on the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994, or the Treaty, which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus supplement.

This discussion applies only to investors that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty.

France has recently introduced a comprehensive set of new tax rules applicable to French assets that are held by or in foreign trusts. These rules provide inter alia for the inclusion of trust assets in the settlor’s net assets for the purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If ADSs are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities (including ADSs).

U.S. holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Estate and Gift Taxes and Transfer Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol of December 8, 2004), unless (i) the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Pursuant to Article 235 ter ZD of the Code général des impôts (French Tax Code, or FTC), purchases of shares or ADSs of a French company listed on a regulated market of the European Union or on a foreign regulated market formally acknowledged by the French Financial Market Authority (AMF) are subject to a 0.3% French tax on financial transactions provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year pursuant to Regulations BOI-ANNX-000467-20181217 issued on December 17, 2018. The Nasdaq Global Select Market is not currently acknowledged by the French AMF but this may change in the future. A list of French relevant companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year is published annually and at least once a year, by the French State. As at December 1, 2019, our market capitalization did not exceed 1 billion euros.

Following the global offering, purchases of our securities may be subject to such tax provided that its market capitalization exceeds 1 billion euros and that the Nasdaq Global Select Market is acknowledged by the French AMF.

In the case where Article 235 ter ZD of the FTC is not applicable, transfers of shares issued by a French company, which is listed on a regulated or organized market within the meaning of the French Financial and Monetary Code, are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (“acte”) executed either in France or outside France. Although there is no case law or official guidelines published by the French tax authorities on this point, transfers of ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.

Tax on Sale or Other Disposition

As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs, provided such U.S. holder is not a French tax resident for French tax purposes and has not held more than 25% of our dividend rights, known as “droits aux benefices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives (as an exception, a U.S holder resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds).

Under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain unless the ordinary shares or the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own ordinary shares or ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances. A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A) and has held more than 25% of our dividend rights, known as “droits aux benefices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France at the rate of 12.8% if such U.S. holder is an individual or 28% for corporate bodies or other legal entities (as from January 1, 2020, to be progressively reduced to 25% by 2022). Special rules apply to U.S. holders who are residents of more than one country.

Taxation of Dividends

Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 12.8% when the recipient is an individual and 28% otherwise (the 28% rate for legal entities will be progressively reduced to 25% by 2022). Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A, may be subject to French withholding tax at a rate of 75%. However, eligible U.S. holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the ‘‘Limitation on Benefits’’ provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 28% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France, may be reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the ‘‘Limitation on Benefits’’ provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances. Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that:

•

such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with the French guidelines (BOI-INT-DG-20-20-20-20-20120912); or

•

the depositary or other financial institution managing the securities account in the United States of such holder provides the French paying agent with a document listing certain information about the U.S. holder and its ordinary shares or ADSs and a certificate whereby the financial institution managing the U.S. holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. holder, other than individuals subject to the French withholding tax at a rate of 12.8%, will be subject to French withholding tax at the rate of 28%, or 75% if paid in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the second calendar year following the year during which the dividend is paid.

Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Form 5000 and Form 5001, together with instructions, will be provided by the depositary to all U.S. holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. holders of ordinary shares or ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to immediately obtain a reduced withholding tax rate. Otherwise, the depositary must withhold tax at the full rate of 28% or 75% as applicable. In that case, the U.S. holders may claim a refund from the French tax authorities of the excess withholding tax.

Since the withholding tax rate applicable under French domestic law to U.S. holders who are individuals does not exceed the cap provided in the Treaty (i.e. 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.

Real Estate Wealth Tax

On January 1, 2018, the French wealth tax was replaced with a real estate wealth tax (“impôt sur la fortune immobilière”, or IFI). Individuals holding directly or indirectly through one or more legal entities real estate assets or rights with a value exceeding €1,300,000 may fall within the scope of the IFI. A general exclusion applies to real estate assets owned by companies carrying out a commercial or industrial activity when the taxpayer (together with the members of his/her household) holds directly or indirectly less than 10% of the share capital or voting rights of the company. ADSs owned by a U.S. holder should not fall within the scope of the IFI provided that such U.S. holder does not own (together with the members of his/her household) directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital. U.S. holders holding directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital should seek additional advice.

Material U.S. Federal Income Tax Considerations

This section discusses the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. holder who acquires its ADSs pursuant to this offering and holds the ADSs as a capital asset. This description does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of the ADSs.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a position different from what is described below concerning the tax consequences of the acquisition, ownership and disposition of the ADSs or that such a position would not be sustained by a court. U.S. holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the ADSs in their particular circumstances.

In general, and taking into account the earlier assumptions, for U.S. federal income and French tax purposes, a U.S. holder holding ADRs evidencing ADSs will be treated as the owner of the shares presented by the ADRs. Exchanges of shares for ADRs, and ADRs for shares, generally will not be subject to U.S. federal income or to French tax.

Passive Foreign Investment Company Considerations. Based on the composition of our gross income, assets, activities and market capitalization in 2019, the nature of our business and due to fluctuations in our stock price, we believe that we were characterized as a PFIC for our taxable year ending December 31, 2019. Based on the expected nature and composition of our gross income, assets, activities and market capitalization for our taxable year ending December 31, 2020, we may be characterized as a PFIC for the taxable year ending December 31, 2020. Because the calculation of the value of our assets may be based in part on the value of our ADSs, the value of which may fluctuate considerably, our PFIC status may change from year to year and is difficult to predict. There can be no assurance that we will not be considered a PFIC for the current year or any future taxable year. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year and we have not yet made any determination as to our expected PFIC status for the current year. Our U.S. counsel expresses no opinion regarding our conclusions or our expectations regarding our PFIC status.

If we are classified as a PFIC, a U.S. holder will be subject to special rules discussed below. If we are classified as a PFIC in any year with respect to which a U.S. holder owns the ADSs, we will continue to be treated as a PFIC with respect to the ADSs and such U.S. holder in all succeeding years during which the U.S. holder owns the ADSs, regardless of whether we continue to meet the PFIC tests described below.

We will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of our subsidiaries, either: (i) at least 75% of the gross income is “passive income” or (ii) at least 50% of the average quarterly value of our total gross assets (which would generally be measured by fair market value of our assets, and for which purpose the total value of our assets may be determined in part by the market value of the ADSs and our ordinary shares, which are subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”

Passive income for this purpose generally includes dividends, allocations of income with respect to any partnership interest, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of the ADSs. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation or the partnership interests in a partnership, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation or partnership and as receiving directly its proportionate share of the other corporation’s or partnership’s income.

The market value of our assets may be determined in large part by reference to the market price of the ADSs and our ordinary shares, which is likely to fluctuate. In addition, the composition of our income and assets will be affected by how, and how quickly, we use the cash proceeds from this offering in our business. Whether we are a PFIC for any taxable year will depend on our assets and income (including whether we receive certain non-refundable grants or subsidies and whether such amounts and reimbursements of certain refundable research tax credits will constitute gross income for purposes of the PFIC income test) in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year.

If we are a PFIC, and you are a U.S. holder that does not make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to qualified dividends discussed above under “Distributions.”

Certain elections may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the ADSs. If a U.S. holder makes a mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” The ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). The Nasdaq Global Select Market is a qualified exchange for this purpose and, consequently, if the ADSs are regularly traded, the mark-to-market election will be available to a U.S. holder.

If we are a PFIC, we expect to provide investors, upon request, a “PFIC Annual Information Statement” with the information required to allow investors to make a “qualified electing fund election” or “QEF Election” for United States federal income tax purposes. U.S. holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If a U.S. holder makes a QEF Election with respect to a PFIC, in lieu of the tax consequences described below, the U.S. holder will be subject to current taxation on its pro rata share of the PFIC’s ordinary earnings and net capital gain for each taxable year that the entity is classified as a PFIC. If a U.S. holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. holder’s income under the QEF Election will not be taxable to the holder. A U.S. holder will increase its tax basis in its ADSs by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ADSs that is not included in the holder’s income. In addition, a U.S. holder will recognize capital gain or loss on the disposition of ADSs in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in the ADSs. U.S. holders should note that if they make QEF Elections with respect to us and lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their ADSs for any taxable year significantly in excess of any cash distributions (which are expected to be zero) received on the ADSs for such taxable year. U.S. holders should consult their tax advisors regarding making QEF Elections in their particular circumstances. If a U.S. holder does not make and maintains a QEF election for the U.S. holder’s entire holding period for our ADSs by making the election for the first year in which the U.S. holder owns our ADSs pursuant to this offering, the U.S. holder will be subject to the adverse PFIC rules discussed above unless the U.S. holder can properly make a “purging election” with respect to our ADSs in connection with the U.S. Shareholder’s QEF Election. A purging election may require the U.S. holder to recognize taxable gain on the U.S. holder’s ADSs. No purging election is necessary for a U.S. holder that timely makes a QEF election for the first year in which the U.S. holder acquired our ADSs.

If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section will apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs.

If a U.S. holder owns ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If our company is a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of the ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of the ADSs.

U.S. Federal Income Tax Consequences If We Are Not a PFIC. The description of the U.S. federal income tax consequences of the receipt of distributions and the sale or other taxable exchange of our ADSs, described in the following two section “—Distributions” and “—Sale, Exchange or Other Taxable Disposition of the ADSs,” apply only if we are not a PFIC in the relevant year and our stock is not subject to the rules described above under “—Passive Foreign Investment Company Considerations” because we were a PFIC with respect to a U.S. holder and its ADSs in a prior year.

Distributions. We do not expect to make any distribution in respect of our ADSs. If we are not treated as a PFIC under the rules described above under “—Passive Foreign Investment Company Considerations” and made any distribution in respect of our ADSs, the gross amount of the distribution (including any amount of foreign tax withheld in respect of such distribution) actually or constructively received by a U.S. holder with respect to ADSs will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder’s holding period exceeds one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs which are readily tradable on an established securities market in the United States. Our ADSs are currently listed on the Nasdaq Global Select Market, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on the Nasdaq Global Select Market. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. The Company, which is incorporated under the laws of France, believes that it qualifies as a resident of France for purposes of, and is eligible for the benefits of, the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, signed on August 31, 1994, as amended and currently in force, or the U.S.-France Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-France Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “—Passive Foreign Investment Company Considerations” above, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

A U.S. holder generally may claim the amount of any French withholding tax as either a deduction from gross income or a credit against its U.S. federal income tax liability, subject to generally applicable limitations. Generally, the credit is determined separately for different categories of income and cannot exceed the proportionate share of a U.S. holder’s U.S. federal income tax liability that such U.S. holder’s taxable income from foreign sources bears to such U.S. holder’s worldwide taxable income. For foreign tax credit limitation purposes, dividend distributions with respect to our ADSs generally will be treated as passive category income from foreign sources. The amount of a distribution with respect to the ADSs that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for French income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.

In general, the amount of a distribution paid to a U.S. holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the Depositary receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.

Sale, Exchange or Other Taxable Disposition of the ADSs. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis in those ADSs, determined in U.S. dollars. Subject to the discussion under “—Passive Foreign Investment Company Considerations” above, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in the ADSs generally will be equal to the cost of such ADSs. Capital gain from the sale, exchange or other taxable disposition of ADSs of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source gain or loss for foreign tax credit limitation purposes.

For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the ADSs that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer who does not make such election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. Holder realizes will be U.S. source ordinary income or loss.

Medicare Tax. Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ADSs. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the ADSs.

Backup Withholding and Information Reporting. U.S. holders generally will be subject to information reporting requirements with respect to dividends on ADSs and on the proceeds from the sale, exchange or disposition of ADSs that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting. Certain individual U.S. holders are required to report information relating to an interest in the ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the ADSs.

THE DISCUSSION ABOVE IS A SUMMARY OF THE MATERIAL FRENCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN OUR ADSs OR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSs OR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $30,000,000 of our ADSs representing ordinary shares through Cowen as our sales agent. Sales of our ADSs, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Select Market or any other trading market for our ADSs. If authorized by us in writing, Cowen may purchase our ADSs as principal.

Under the authority granted by our shareholders, the ADSs may only be purchased initially by (i) natural or legal entities, governed by French or foreign law, that invest on a regular basis in the pharmaceutical, biotechnological or medical technology sectors and (ii) companies, institutions or entities, whatever their form, governed by French or foreign law, that carry out a significant part of their activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technology or in research in these sectors. In order to purchase ADSs in the offering, you will be required to execute and provide to Cowen an investor letter representing that you satisfy the foregoing investor criteria.

Cowen will offer our ADSs subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of securities to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us. We may instruct Cowen not to sell ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our ADSs being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the ADSs sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen for Cowen’s actual outside legal expenses incurred in connection with this offering in an amount not to exceed $100,000 without our prior written consent, and for certain other expenses, including Cowen’s FINRA counsel fees in an amount up to $20,000. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $500,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ADSs.

Cowen will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market on each day in which ADSs are sold through it as sales agent under the sales agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the price of the ADSs sold, the net proceeds to us and copies of such documents as required by French law and the limits and other conditions set forth in our corporate authorizations.

We will report at least quarterly the number of ADSs sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of ADSs.

Settlement for sales of ADSs will occur, unless the parties agree otherwise or otherwise required by law, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our ADSs on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our securities.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.” The transfer agent and registrar for our ADSs is The Bank of New York Mellon.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

The address of Cowen is 599 Lexington Avenue, New York, New York 10022.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 and in our Reports on Form 6-K incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2019.

ENFORCEMENT OF JUDGMENTS

We are a corporation organized under the laws of France. Half of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS

The validity of our ordinary shares, including ordinary shares represented by ADSs offered by this prospectus and certain other matters governed by French law will be passed on for us by Gide Loyrette Nouel A.A.R.P.I. Cooley LLP, Boston, Massachusetts, will be representing us in regards to certain matters governed by U.S. law in connection with this offering. Covington & Burling LLP, New York, New York, is acting as counsel for Cowen in connection with this offering with respect to U.S. law and Linklaters LLP is acting as counsel for Cowen in connection with this offering with respect to French law.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2019, 2018 and 2017 and for each of the years in the three year period ended December 31, 2019, incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F, have been audited by KPMG S.A., independent registered public accounting firm, as stated in their report, which is also incorporated herein by reference from the Company’s Annual Report on Form 20-F. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. KPMG S.A.’s report dated March 17, 2020 refers to the change in Erytech Pharma S.A.’s method of accounting for leases on January 1, 2019, due to the adoption of IFRS 16 “Leases.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.

We maintain a website at www.erytech.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus is 001-38281.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 18, 2020;

•

our Report on Form 6-K furnished to the SEC on June 9, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on June 25, 2020, including exhibit 99.1 thereto; our Report on Form 6-K furnished to the SEC on June 26, 2020, including exhibit 99.1 thereto; and our Report on Form 6-K furnished to the SEC on September 21, 2020, including exhibit 99.1 thereto; and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on November 7, 2017, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to ERYTECH Pharma S.A., 60 Avenue Rockefeller, 69008 Lyon France; telephone: +33 4 78 74 4438.

Up to $30,000,000

American Depositary Shares representing Ordinary Shares

PROSPECTUS

Cowen

                    , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under French law, provisions of bylaws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

We have liability insurance for our directors and officers, and we also have coverage for insurance against liability under the Securities Act. We have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

1.1*	Form of Underwriting Agreement.

1.2	Sales Agreement, dated September 21, 2020, by and between the Registrant and Cowen and Company, LLC.	X

4.1	Bylaws (statuts) of the registrant (English translation).	X

4.2	Amended and Restated Deposit Agreement.	X

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	X

4.4*	Form of Warrant.

5.1	Opinion of Gide Loyrette Nouel A.A.R.P.I.	X

5.2	Opinion of Gide Loyrette Nouel A.A.R.P.I.	X

23.1	Consent of KPMG S.A.	X

23.2	Consent of Gide Loyrette Nouel A.A.R.P.I. (included in the opinion filed as Exhibit 5.1).	X

24.1	Powers of Attorney (included on the signature page of this registration statement).	X

*

To be subsequently filed, if applicable, by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report on Form 6-K, and incorporated herein by reference.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lyon, France on September 21, 2020.

ERYTECH PHARMA S.A.

By:	/s/ Gil Beyen
	Name:	Gil Beyen
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of ERYTECH Pharma S.A. hereby severally constitute and appoint Gil Beyen and Eric Soyer, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable ERYTECH Pharma S.A. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gil Beyen Gil Beyen	Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2020

/s/ Eric Soyer Eric Soyer	Chief Financial Officer, Chief Operating Officer and Deputy General Manager (Principal Financial Officer and Principal Accounting Officer)	September 21, 2020

/s/ Jean-Paul Kress Jean-Paul Kress, M.D.	Chairman of the Board of Directors	September 21, 2020

/s/ Sven Andréasson Sven Andréasson	Director	September 21, 2020

/s/ Philippe Archinard Philippe Archinard, Ph.D.	Director	September 21, 2020

/s/ Luc Dochez Luc Dochez, Pharm.D.	Director	September 21, 2020

/s/ Martine Ortin George Martine Ortin George, M.D.	Director	September 21, 2020

/s/ Melanie Rolli Melanie Rolli	Director	September 21, 2020

/s/ Hilde Windels Hilde Windels	Director	September 21, 2020

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ERYTECH Pharma S.A., has signed this registration statement on September 21, 2020.

ERYTECH PHARMA, INC.

By:	/s/ Gil Beyen
	Name:	Gil Beyen
	Title:	President